UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 22, 2016

JRJR33, INC.
(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)

469) 913-4115
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 23, 2016, JRjr33, Inc., a Florida corporation (the “Company”), received a letter from the NYSE MKT LLC (the “NYSE”) notifying the Company that it was not in compliance with Sections 134 and 1101 of the NYSE MKT Company Guide (the “Company Guide”) as a result of its failure to timely file with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “March Form 10-Q”) by its requisite deadline.  As a result, the Company had become subject to the procedures and requirements of Section 1009 of the Company Guide.

The Company was advised that in order to maintain its listing on the NYSE, the Company was required to submit to the NYSE a plan detailing action it had taken, or would take, that would bring it into compliance with the continued listing standards by October 17, 2016 (the “Plan Period”). As previously reported, on July 8, 2016, the NYSE notified the Company that it had accepted the Company’s plan of compliance (the “Plan”) for continued listing relating to the Company’s failure to timely file the March Form 10-Q.

On August 23, 2016, the Company received a letter from the NYSE stating that the Company did not timely file with the SEC its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “June Form 10-Q”) by its requisite deadline. As such, the Company remained non-compliant with Sections 134 and 1101 of the Company Guide.

On October 14, 2016, the NYSE granted the Company an extension of time to the Plan Period to regain compliance with Sections 134 and 1101 of the Company Guide, such that the Company must be in compliance no later than December 30, 2016 (the “Extended Plan Period”). The Company will be subject to periodic review by the NYSE during the Extended Plan Period. The Company filed its March Form 10-Q on October 14, 2016; however, it has yet to file its June Form 10-Q. In addition, on November 22, 2016, the Company received a letter from the NYSE notifying the Company that as a result of its failure to timely file its Form 10-Q for the quarter ended September 30, 2016 (the “September Form 10-Q”) that it remained non-compliant with Sections 134 and 1101 of the Company Guide and has again become subject to the procedures and requirements of Section 1009 of the Company Guide.

The Company primarily attributes the delay in filing the June Form 10-Q and the September Form 10-Q (and the prior delay in the filing of the March Form 10-Q) to the additional time needed by it to complete the audit of the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”). The Company intends to complete preparation and file the June Form 10-Q and September Form 10-Q as soon as reasonably practicable. The Company is working diligently to prepare the June Form 10-Q and September Form 10-Q and provide its independent auditors with the necessary information to complete their review. The Company has no disagreements with its auditors and expects and intends to complete the filing of the June Form 10-Q and September Form 10-Q at the earliest possible date, which the Company fully expects to be in advance of the Extended Plan Period.

The Company remains subject to the conditions set forth in the NYSE letter dated May 23, 2016. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Company Guide by the end of the Extended Plan Period could result in the Company being delisted from the NYSE. The Company can regain compliance with the NYSE listing standards before December 30, 2016 by filing the June Form 10-Q and September Form 10-Q prior to that date.

Until the Company files the June Form 10-Q and September Form 10-Q, the Company’s common stock will remain listed on the NYSE under the symbol “JRJR,” but will be assigned a late filer (“LF”) indicator to signify late filing status and the Company will be posted to the late filers list on the Listing Standards Filing Status page on the NYSE website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRJR33, Inc.

Date: November 29, 2016	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President